Exhibit 10.5


                                   SCHEDULE D

STATE OF FLORIDA  )                         MORTGAGE DEED - LONG FORM
                  )
ESCAMBIA COUNTY   )



Know All Men by These Presents, That

            H & R INVESTMENT COMPANY, an Alabama General partnership

for and in consideration of the sum of Four Hundred Eighty Thousand and no/100--------DOLLARS, to it in hand paid by AmSouth Bank, N.A., a national banking association a banking corporation under the Laws of Alabama, the receipt whereof is hereby acknowledged, have granted, bargained and sold, and by those presents do grant, bargain, sell, alien, remise, release, convey and confirm unto the said AmSouth Bank, N.A., a national banking association, its successors and assigns, forever, the following described real estate, situate, lying and being in the County of Escambia, State of Florida, to-wit:

COMMENCE AT A CONCRETE MONUMENT AT THE SOUTHWEST CORNER OF BLOCK 7, AMENDED PLAT OF BELL ACRES, A SUBDIVISION OF A PORTION OF SECTION 9, TOWNSHIP 2 SOUTH, RANGE 30 WEST, ESCAMBIA COUNTY, FLORIDA, ACCORDING TO THE PLAT RECORDED IN PLAT BOOK 2 AT PAGE 86 OF THE PUBLIC RECORDS OF SAID COUNTY; THENCE GO NORTH 15 DEGREES 42 MINUTES 24 SECONDS WEST ALONG THE WEST LINE OF SAID BLOCK 7 A DISTANCE OF 1431.02 FEET TO A CONCRETE MONUMENT AT THE NORTHWEST CORNER OF SAID BLOCK AND THE SOUTH RIGHT OF WAY LINE OF MASSACHUSETTS AVENUE, THENCE GO NORTH 74 DEGREES 10 MINUTES 41 SECONDS EAST ALONG SAID SOUTH RIGHT OF WAY LINE A DISTANCE OF
385.40 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE NORTH 74 DEGREES 10 MINUTES 41 SECONDS EAST A DISTANCE OF 248.91 FEET; THENCE TO SOUTH 15 DEGREES 44 MINUTES 37 SECONDS WEST A DISTANCE OF 283.25 FEET; THENCE GO NORTH 15 DEGREES 49 MINUTES 19 SECONDS WEST A DISTANCE OF 439.55 FEET TO A POINT OF CURVATURE; THENCE GO NORTHEASTERLY ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 35.00 FEET FOR AN ARC DISTANCE OF 54.98 FEET (CH.-49.50'; CH. BRG. =N29 (DEGREES) 10' 41"E) TO THE POINT OF BEGINNING.

[Use of the terms "Mortgagor" and "Mortgagee" shall include singular or plural, the masculine or the feminine, where appropriate, and shall also include, but not be limited to, their heirs, assigns or successors in interest.)

      TO HAVE AND TO HOLD the same, together with the tenements, hereditaments and appurtenances thereunto belonging, and the rents and issue thereof, unto the Mortgagee, its successors and assigns in fee simple, forever, the whole free from all exemption and right of homestead.

      And the said Mortgagor, for itself and its successors, its heirs, legal representatives, successors and assigns, hereby convenant with the said Mortgagee, its successors and assigns, that the said Mortgagor is indefeasibly seized of said land in fee simple; that the said Mortgagor has full power and lawful right to convey the same in fee simple as aforesaid; that it shall be lawful for the said Mortgagee, its successors and assigns, at all times peaceably and quietly to enter upon, hold, occupy and enjoy said land and every part thereof; that the said land and every part thereof is free from all encumbrances; that the said Mortgagor, its heirs, legal representatives, successors and assigns, will make such further assurances to perfect the fee simple title to said land in said Mortgagee, its successors and assigns, as may reasonably be required; and that the said Mortgagor does hereby fully warrant the title to said land, and every part thereof, and will defend the same against the lawful claims of all persons whomsoever.

This instrument was prepared by:

AmSouth Bank, N.A.

P.O. Box 389; Gadsden, Alabama 35902
Address

      The foregoing conveyance is a mortgage to secure the payment of the following obligations now in existence, or now being made or incurred, to-wit:

One promissory note in the principal sum of FOUR HUNDRED EIGHTY THOUSAND AND NO/100 DOLLARS ($480,000.00) with interest from date at the rate of ten and one-half percent (10.50%) per annum. Said principal and interest to be paid in 120 monthly installments the first 119 installments each in the sum of FOUR THOUSAND, SEVEN HUNDRED EIGHTY-NINE and 43/100 DOLLARS ($4,789.43) with the final installment in the sum of THREE HUNDRED SIXTY THOUSAND, FIVE HUNDRED TWENTY-EIGHT AND 86/100 DOLLARS ($360,528.86). Each installment shall be due and payable on the 27th day of each month with the first installment due on the 27th day of March, 1987.

      And also, to secure the payment of any and all notes, liabilities, and obligations of the mortgagors, or either of them, to the mortgagee, its successors or assigns, whether as maker, endorser, guarantor or otherwise, and whether such notes, liabilities or obligations, or any of them, be now in existence or accrue or raise hereafter, or be now owned or held by the mortgagees, or be acquired hereafter, it being the intent and purpose of the mortgagors to secure, by the mortgage, all notes, claims, demands, liabilities and obligations which the mortgagee, its successors or assigns, may have, hold or acquire at any time during the life of this mortgage against the mortgagors, or either of them. Provided, that the total of all amounts secured hereby shall not ceed at any one time the sum of FOUR HUNDRED EIGHTY THOUSAND AND NO/100--------------DOLLARS, in the aggregate; and provided further that all such notes, claims, demands or liabilities and obligations secured hereby be incurred or arise or come into existence either on or prior to the date of this mortgage, or on or before February 23, 1987 or after the date of this mortgage.

      AND THE SAID MORTGAGOR, for itself and its successors, its heirs, legal representatives, successors and assigns, does hereby covenant and agree:

      1. To pay all and singular the principal, the interest and other sums of money payable by virtue of the said above mentioned notes and other obligations and this deed, each and every, promptly on the days respectively, the same become due.

      2. To pay all and singular the taxes, assessments, levies, liabilities, obligations and encumbrances of every nature and kind now on said property, or that hereafter may be levied or assessed thereupon, each and every of them; and if the same, or any part thereof, be not promptly paid when due and payable, said Mortgagee, its successors, heirs or assigns, may at any time pay the same, without waiving or affecting the option to foreclose this mortgage by reason of such default, or any right hereunder, and every payment so made shall bear interest from the date thereof at the rate of 12.50 per cent, per annum, and all such payments, with interest as aforesaid, shall be secured by the lien hereof.

      3. To pay all and singular the costs, fees, charges and expenses, of every nature and kind, including the cost of an abstract of title to the above described lands found to be convenient or expedient in connection with any suit for the foreclosure of this mortgage, and also including all costs and expenses of the said suit, including a reasonable attorney's fee, to the attorney of the complaintant foreclosing, which costs and fees shall be included in the lien of this mortgage and in the sum decreed upon foreclosure, because of the failure on the part of the said Mortgagor, its heirs, legal representatives, successors or assigns, to perform, comply with and abide by all or any of the covenants, conditions and stipulations of said promissory notes and other obligations, and this mortgage, and in the foreclosure of this mortgage and in collecting the amount secured hereby, each and every such payment shall bear interest from date thereof until paid at the rate of 12.50 per cent, per annum, and such payments with interest thereon as aforesaid, shall be secured by the lien hereof.

      4. To permit, commit or suffer no waste, impairment or deterioration of said property, or any part thereof.

      5. To keep the buildings, now or hereafter on said land, insured against fire and tornado in a sum not less than FOUR HUNDRED EIGHTY THOUSAND AND NO/100--------------------DOLLARS, ($480,000.00) in a company or companies to be designated by said Mortgagee, its successors or assigns, loss, if any, payable to the Mortgagee, as its interest may appear, and in the event any sum of money becomes payable under such policy or policies, the Mortgagee, its successors, or assigns, shall have the option to receive and apply the same on account of the indebtedness secured hereby, or to permit said Mortgagor to receive and use it, or any part thereof, for the purpose of improving said land, without thereby waiving or impairing any equity, lien or right under or by virtue of this mortgage; and said Mortgagee, its successors or assigns, may place and pay for such insurance, or any part thereof, without waiving or affecting the option to foreclose, or any right hereunder, and each and every such payment shall bear interest from date thereof until paid at the rate of 12.50 per cent, per annum, and all such payments, with interest as aforesaid, shall be secured by the lien hereof. The Mortgagee, its successors or assigns is empowered to adjust, compromise, submit to arbitration and appraisement and collect, and apply to the reduction of said indebtedness, any claim or loss arising under any insurance policy covering said premises; and to that end the Mortgagee, its successors and assigns, are irrevocably appointed the attorney in fact of the party of the first part to execute and deliver such receipts, releases and other writings as shall be requisite to accomplish such adjustment, compromise, arbitration, appraisement or collection.

      6. That if any of the said installments of interest due or payable by the terms of said promissory note or other obligations or other sum of money due or payable by virtue of this instrument, be not promptly and fully paid when the same become severally due and payable, without demand or notice, or if each and every the stipulations, covenants, agreements and conditions of the said promissory notes or other obligations, and of this deed, any or either, are not duly and promptly performed, complied with and abided by, the said entire aggregate sum mentioned in the said promissory notes and other obligations then remaining unpaid, with interest accrued, shall become due and payable forthwith or thereafter at the option of the Mortgagee, its successors or assigns, as fully and completely as if said aggregate sum and accrued interest were originally stipulated to be paid on such day, anything in the said promissory notes or other obligations or herein, to the contrary notwithstanding.

      7. It is further covenanted and agreed by said parties in the event of a suit being instituted to foreclose this mortgage, the Mortgagee, its successors or assigns, shall be entitled to apply at any time pending such foreclosure suit to the Court having jurisdiction thereof for the appoint of a Receiver of all and singular the mortgaged property, and of all the rents, income, profits, issues and revenues thereof, from whatsoever source derived; and thereupon it is hereby expressly covenanted and agreed that the Court shall forthwith appoint a Receiver of said mortgaged property, all and singular, and of such rents, income, profits, issues and revenues thereof, from whatsoever source derived; with the usual powers and duties of Receivers inlike cases; and such appointment shall be made by such Court as a matter of strict right to the Mortgagee, its successors or assigns, and without reference to the adequacy or inadequacy of the value of the property hereby mortgaged, or to the solvency or insolvency of the Mortgagor, its heirs, legal representatives, successors or assigns and that such rents, profits income, issues and revenues shall be applied by such Receiver to the payment of the mortgage indebtedness, costs and charges, according to the order of such Court.

      8. To perform, comply with and abide by each and every the stipulations, agreements, conditions and covenants in said promissory note and other obligations and in this deed set forth.

      IN WITNESS WHEREOF, they have hereunto set their hands and seals this 25th day of February, A.D, 1987.

Signed, sealed and delivered           H & R INVESTMENT COMPANY,
 in the presence of:                   an Alabama General Partnership


/s/ Sheila Bishop J F Brown            /S/ Henry Culp, Jr.
- --------------------------------       --------------------------------(Seal}
                                       Henry Culp, Jr., General Partner


/s/ Sheila Bishop J F Brown            /S/ J. Ralph Culp
- --------------------------------       --------------------------------(Seal}
                                       J. Ralph Culp, General Partner

                                 ---------------

State of ALABAMA  )
                  )
County of ETOWAH  )

      Before the subscriber, a Notary Public, personally appeared Henry Culp, Jr., and J. Ralph Culp, as General Partners of H & R Investment Company, an Alabama General Partnership to me well known, and known to me to be the individuals described in and who executed the foregoing instrument and acknowledged that they executed said instrument freely and voluntarily, for the uses and purposes therein set forth.

      Given under my hand and official seal, this 25th day of February A.D.
1987.

                                       /S/ Kay Works
[SEAL]                                 --------------------------------
                                                          Notary Public

                                       My Commission expires 9-29-87

                         CONTRACT FOR PURCHASE AND SALE

      This Contract is made as of this 4th day of May, 1987, by and between H & R INVESTMENT COMPANY, an Alabama general partnership composed of Henry J. Culp, Jr., and J. Ralph Culp as its sole general partners ("Seller"), having its address at Lake Rhea Road, Post Office Box 289, Attalla, Alabama 35954 and Eagle Supply, Inc., a Florida corporation, having its principal office at 1301 4th Avenue, Tampa, Florida 33675 ("Purchaser")

                              W I T N E S S E T H:

      In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      Section 1. Purchase and Sale of Property

      Subject to and in accordance with the terms and provisions of this Contract, Seller agrees to sell and Purchaser agrees to purchase (i) all of that tract or parcel of land located at 535 Massachusetts Avenue in the W Street Industrial Park in Pensacola, Escambia County, Florida, more particularly described in Schedule A attached hereto and made a part hereof (together with any and all improvements, and plants, trees and shrubbery located thereon now and through closing); (ii) the Yale overhead crane more particularly described in Schedule A; and (iii) all other rights, licenses and easements appurtenant to such properties and improvements (the crane and all of the foregoing land, improvements and other items being hereafter collectively called the "Property").

      Section 2. Purchase Price.

      The purchase price for the Property is Six Hundred Forty-Six Thousand ($646,000.00) Dollars.

      Section 3. Representations.

      Seller makes the following representations to Purchaser:

      (a) There are no existing easements, rights of way or private restrictions affecting the Property that will adversely affect or prohibit the use of the Property for a warehouse and distribution facility except as otherwise disclosed in the commitment for title insurance, the survey, the deed and the mortgage delivered by Seller to Purchaser contemporaneously with this contract.

      (b) Seller has full power and authority to enter into this Contract and to perform the transactions contemplated hereby and to incur the obligations herein contained.

      (c) This Contract and the provisions hereof constitute legal and binding obligations of Seller enforceable in accordance with the terms stated.

      (d) Neither the execution and delivery of this Contract nor the consummation of the transactions contemplated hereby nor compliance by Seller with any of the provisions hereof will conflict with or result in a breach of or default under any of the terms, conditions or provisions of any agreement or instrument to which Seller or any of its partners is a party or by which Seller or any of its partners is bound or of any law or governmental or administrative regulation or restriction applicable to Seller or any of its partners.

      (e) There are no actions, suits, claims, proceedings, litigation or investigations pending or threatened against Seller or any of the Property, at law or in equity, or in arbitration or before or by any federal, state, municipal or other governmental instrumentality that relate to this Contract or any of the Property or that could, if continued, adversely affect Seller's ability to sell the Property to Purchaser.

      (f) Seller currently has, and at the time of closing will have, marketable title to the Property free and clear of any and all liens, charges and encumbrances of any kind or nature except as otherwise specified in this Contract.

      (g) There are no pending condemnations or similar proceedings affecting the property and Seller has not received any notice, and has no knowledge, that any such proceedings are contemplated or pending at the time of closing.

      (h) No party other than Purchaser has any right or option to acquire the Property or any portion thereof.

      (i) There are no assessments which have been made against of which affect the Property which have not heretofore been assessed and paid, except ad valorem taxes for the year 1987 which are not yet due and payable. Taxes for the year of closing shall be prorated pursuant to the provisions of Section 6(b) below.

      (j) Seller is not aware of any proposed zoning of the Property.

      (k) To the best of Seller's knowledge, (i) Seller has complied with all applicable laws, ordinances, statutes, regulations, rules and restrictions pertaining to and affecting the use, operation and development of the Property (including, but not limited to, local building, health, environmental and zoning ordinances and regulations and rules, and all other applicable rules and regulations of all governmental authorities having jurisdiction), and (ii) there are no violations of any of the foregoing that affect the Property.

      (l) All payments for utilities supplied to the Property that are due and payable prior to closing have been paid in full as of the date of this Contract. All other utility expenses shall be prorated in accordance with paragraph (b) of
Section 6 of this Contract.

      (m) All utilities that are required for the full and complete occupancy and use of the Property, including, without limitation, electricity, sanitary sewers, storm sewers and drainage, water, telephones and similar systems, have been connected to the Property and are in good working order. All easements or licenses encumbering the Property presently required in connection with such utilities have been granted, and all charges therefor, including, but not limited to, connection fees or "tie-in" charges now due and payable, have been fully paid by Seller. Seller knows of no other or further easements, licenses or charges that will be required in connection with such utilities.

      (n) The Property is wholly located within the area in which the improvements and the use are permitted. The Property is not located in any conservation or historic district, or in an area that has been identified by the Secretary of Housing and Urban Development as having special flood hazards.

      (o) All access and ingress and egress to and from the Property is by public streets and roads. Any permission, authorization or consent required to make the existing curb cuts serving the Property has been obtained. All parking facilities required in connection with the present use of the Property are located entirely within the boundaries of the Property. Seller has no knowledge of any fact or facts that would require Purchaser to grant any easement or license for the use thereof on account of the development of adjacent or nearby real property.

      (p) To the best of Seller's knowledge soil and subsurface conditions of the Property are satisfactory for the use thereof as a warehouse and distribution facility and the parking lot, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protections systems, electrical systems, exterior siding and doors, landscaping, irrigation systems and all structural components of the Property are in good condition and, where applicable, good working order, ordinary wear and tear excepted.

      (q) The Property has not been preferentially assessed for tax purposes as being used for agricultural or timber purposes or as qualified open-space land, so that no future tax assessments or impositions may be made against the Property for years prior to 1987. In addition, the Property is not currently benefitted by any special tax abatement or categorization.

      (r) In connection with the operation and use of the Property, there are no incinerators, septic tanks or cesspools on the Property, all waste in discharged into a public sanitary sewer system, and no pollutants are discharged from the Property, directly or indirectly, into any body of water, either by Seller or, to the best of Seller's knowledge, any tenant of the Property.

      (s) During Seller's ownership of the Property, the Property has not been used for the storage, manufacture or disposal of hazardous or toxic substances or wastes, as such terms are defined in applicable laws and regulations, and, to the best of Seller's knowledge, the Property has not been used for such purposes prior to Seller's ownership. No such hazardous or toxic substances are currently used in connection with the operation of the Property, other than cleaning agents, insecticides and similar substances customarily utilized by building maintenance personnel. There is no ground water contamination on the Property or potential of ground water contamination from neighboring property.

      Section 4. Survey

      Seller should pay the cost of the survey attached hereto as Schedule B and incorporated herein by reference.

      Section 5. Title and Objections to Title.

      Seller shall pay all premiums and charges for an owner's policy of title insurance in the full amount of the purchase price, insuring Purchaser's marketable fee simple title to the Property, free from all liens and encumbrances of any nature whatsoever, except the lien of the mortgage to be assumed by Purchaser as hereinafter provided, real property taxes and assessments for the year of closing and subsequent years, the Restrictive Covenants as recorded in OR Book 2270, page 672-674, Public Records of Escambia County, Florida and the easement and building setback line as shown on subdivision plat recorded in Plat Book 13, page 42 of the Public Records of Escambia County, Florida.

      Section 6. Closing.

      (a) Simultaneously with the execution of this Contract, Seller and Purchaser are executing a Contract for the sale of assets of Seller's business located on the Property. Such contract for the sale of assets is herein called the "Asset Purchase Contract". Purchaser and Seller shall close the sale contemplated by this Contract simultaneously with the closing of the Asset Purchase Contract at a location in Escambia County, Florida to be determined by Purchaser on the date that this Contract and the Asset Purchase Contract are executed by all parties thereto.

      (b) The following items shall be adjusted and prorated between Seller and Purchaser as of midnight preceding the date of closing:

            (i) Ad valorem taxes and assessments for the year of closing. If the amount of taxes for the year of closing has not been determined, then the ad valorem taxes for the Property for the preceding calendar year shall be used to calculate such prorations, with known changes in valuation or millage being applied.

            (ii) Interest due under the terms of the mortgage to be assumed as hereafter provided.

All of the prorated items noted above shall be an adjustment to the amount of the cash due from Purchaser at closing. In the event the actual amount of any taxes or other costs should vary from estimates used at closing to prorate such item or items by more than Five Hundred Dollars ($500.00), then the parties shall reprorate such amounts based on the actual cost thereof within ten (10) days following request by either party.

      Seller shall notify the utility companies furnishing services to the Property including without limitation, electricity, gas, telephone, water and sewer, that the billing thereof to the Seller shall be discontinued on the day of closing in which event, Purchaser shall make arrangements to have such billings charged to Purchaser commencing with the day after closing and Seller shall pay all charges billed with respect to such utilities for the period up to and including the closing promptly after receipt of such bills.

      Except for those items to be prorated as provided above and except for the mortgage to be assumed by Purchaser as hereinafter provided, Seller shall pay at or prior to closing all accounts payable that constitute or could constitute a lien on the Property which are outstanding at or prior to closing and shall satisfy or obtain a release of all other outstanding liens, obligations and encumbrances affecting the Property.

      (c) At or before closing Seller shall pay for the cost of recording any corrective or curative documents needed to clear Seller's title to the Property, the cost of the survey described in Section 4, the cost of documentary stamps and surtax required to be affixed to or paid in connection with the deed, and the premium for the title insurance policy. Purchaser shall pay for recording the deed of conveyance. Each party shall pay its own attorneys' fees.

      (d) At or before the closing, Seller shall deliver to Purchaser the following documents (all of which shall be duly executed and acknowledged where required):

            (i) General Warranty Deed, conveying good and marketable title to the Property.

            (ii) Seller's affidavit in the form annexed hereto as Schedule C.

            (iii) Seller's affidavit dated as of the closing, stating, under penalty or perjury, Seller's United States taxpayer identification number, and that Seller is not a "foreign person" as defined in
            Section 1445(f)(3) of the Internal Revenue Code of 1954, as amended, and otherwise in the form prescribed by the Internal Revenue Service.

            (iv) Such other documents as shall be reasonably required by Purchaser's attorneys or by any title insurance company as a condition to insuring Purchaser's title to the Property free of exceptions other than as provided herein.

      (e) Simultaneously with Seller's tender of all documents, instruments and other matters required at closing, Purchaser shall pay Seller the purchase price in the following manner:

            (i) Purchaser may assume Seller's existing mortgage to AmSouth Bank, N.A., a national banking association, a copy of which is annexed hereto as Schedule D, having an outstanding principal balance at closing of approximately $480,000. It shall be a condition of such assumption that no other debts of Seller shall be secured by such mortgage.

            (ii) Purchaser shall pay the balance of the purchase price in cash or by cashier's check or other current funds, subject to adjustment and proration as described in the other provisions of this Contract.

      Section 7. Attorneys' Fees.

      Notwithstanding anything in this Contract to the contrary, in the event of any dispute between the parties with respect to this Contract, the prevailing party shall be entitled to receive from the other party the prevailing party's attorneys fees, court costs and expenses, including all fees, costs and expenses incurred out of court, in the trial court, in any appeals, and in bankruptcy or administrative proceedings.

      Section 8. Notices.

      Wherever any notice is required or permitted hereunder, such notice shall be in writing and shall be delivered in person or sent by U. S. registered or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as may be specified by written notice delivered in accordance herewith:

      If to the Seller:    H & R Investment Company
                           Post Office Box 289
                           Attalla, Alabama
                           Attention: Mr. Henry J. Culp, Jr.

      With copy to:        Mr. Jackson M. Payne
                           Leitman, Siegal, Payne & Campbell, P.C.
                           425 First Alabama Bank Building
                           417 N. 20th Street
                           Birmingham, Alabama 35203

      If to Purchaser:     Eagle Supply, Inc.
                           1301 4th Street
                           Tampa, Florida 33675
                           Attention: Mr. Robert L. Noojin

      With copies to:      Ms. Ruth Barnes Himes
                           Mr. Nathaniel L. Doliner
                           Post Office Box 3239
                           One Harbour Place
                           Tampa, Florida 33601

                                    and

                           Mr. Frederick M. Friedman
                           122 E. 42nd Street, Suite 606
                           New York, N.Y. 10168

Notice mailed as herein provided shall be deemed effectively given on the date of receipt of such notice.

      Section 9. Brokers.

      Seller hereby represents that Seller has not discussed this Contract or the subject matter thereof with any real estate broker, agent or salesman, so as to create any legal right in any such broker, agent, or salesman to claim a real estate commission or similar fee with respect to the purchase or sale of the Property contemplated by this Contract. Seller hereby agrees to indemnify Purchaser and hold Purchaser harmless from any and all claims for any real estate commissions or similar fees arising out of or in any way connected with any claimed agency relationship with the Seller and relating to the purchase and sale of Property contemplated by this Contract. Purchaser hereby represents that Purchaser has not discussed this Contract or the subject matter thereof with any real estate broker, agent or salesman, so as to create any legal right in any such broker, agent, or salesman to claim a real estate commission or similar fee with respect to the purchase or sale of the Property contemplated by this Contract. Purchaser hereby agrees to indemnify Seller and hold Seller harmless from any and all claims for any real estate commissions or similar fees arising out of or in any way connected with any claimed agency relationship with the Purchaser and relating to the purchase and sale of Property contemplated by this Contract.

      Section 10. Miscellaneous.

      (a) This contract shall be construed and interpreted under the laws of the State of Florida.

      (b) No failure of either party to exercise any right given hereunder or to insist upon strict compliance by either party with its obligations hereunder shall constitute a waiver of either party's rights to demand exact compliance with the terms hereof.

      (c) This Contract contains the entire agreement of the parties hereto. No amendment or modification to this Contract shall be binding on any of the parties to this Contract unless such amendment is in writing and signed by the party to be bound.

      (d) This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives and assigns, and the provisions, representations and warranties in this Contract shall survive the closing.

      (e) Time is of the essence of this Contract.

      (f) Possession of the Property shall be delivered by Seller to Purchaser no later than the date of closing.

      (g) The "Effective Date" of this Contract shall be the date this agreement is signed by all parties.

      (h) Anything in this Contract to the contrary notwithstanding, this Contract and the Asset Purchase Contract are interdependent. Neither contract shall be deemed to have closed until all conditions precedent to the closing of both contracts have been satisfied.

      (i) Seller has not breached and shall not breach any of its representations, warranties or covenants set forth in the Mortgage Deed, dated February 25, 1987, from Seller to AmSouth


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Bank, N.A., which is secured by the Property (the "Mortgage"). The original principal amount secured by the Mortgage was $480,000.00 and the present balance of the debt secured by the Mortgage is $478,955.46. Seller represents that the Mortgage secures no other debts. Seller covenants that it shall neither (1) increase the amount of the aforementioned debt nor (2) permit the Mortgage to secure any other debts. Based on Seller's representations and covenants in this
Section 10(i), Purchaser represents that following closing of the sale and purchase of the Property, Purchaser shall apply to assume the Mortgage and in connection therewith, Purchaser shall furnish such information as AmSouth Bank, N.A. may reasonably request to consider such application, and (3) Purchaser shall hold Seller harmless as to the Mortgage with respect to liabilities thereon accruing after the closing.

      IN WITNESS WHEREOF, each of the parties hereto has signed and sealed this Contract in quadruplicate on the day and year set forth below.

Signed, sealed and delivered              SELLER:
in the presence of:

                                          H & R INVESTMENT COMPANY,
                                          an Alabama General Partnership

                                          By: /S/ Henry Culp, Jr.
- --------------------------------             ----------------------------(SEAL)
                                          As its general partner

                                               and

                                          By:/S/ J. Ralph Culp
- --------------------------------             ----------------------------(SEAL)
As to Both                                As its general partner

                                          PURCHASER:

                                          EAGLE SUPPLY, INC.
                                          a Florida corporation

                                          By:/S/ Robert L. Noojin
- --------------------------------             -----------------------------(SEAL)
                                          Robert L. Noojin
                                          As its President


- --------------------------------

                                             (CORPORATE SEAL)


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